Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of TMA Ltd., TMA (Cayman) L.P., MatlinPatterson Global Partners III LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, MatlinPatterson LLC, David J. Matlin and Mark R. Patterson, on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.01 per share, of Thornburg Mortgage, Inc., a Maryland corporation, and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 8th day of December 2008.

Signatures:	TMA Ltd. By: /s/ Robert H. Weiss______________________ Name: Robert H. Weiss Title: Director By: /s/ Lawrence M. Teitelbaum_______________ Name: Lawrence M. Teitelbaum Title: Director
TMA (Cayman) L.P. By: MATLINPATTERSON GLOBAL PARTNERS III LLC, its General Partner By: /s/ Robert H. Weiss______________________ Name: Robert H. Weiss Title: Authorized Person
MATLINPATTERSON GLOBAL PARTNERS III LLC By: /s/ Robert H. Weiss______________________ Name: Robert H. Weiss Title: Authorized Person
MATLINPATTERSON GLOBAL ADVISERS LLC By: /s/ Robert H. Weiss, as attorney-in-fact for David J. Matlin, Chief Executive Officer Name: Robert H. Weiss Title: attorney-in-fact

MATLINPATTERSON ASSET MANAGEMENT LLC By: MATLINPATTERSON LLC, its Manager By: /s/ Robert H. Weiss, as-attorney-in fact for David J. Matlin, Member Name: Robert H. Weiss Title: attorney-in-fact
MATLINPATTERSON LLC By: /s/ Robert H. Weiss, as attorney-in-fact for David J. Matlin, Member Name: Robert H. Weiss Title: attorney-in-fact
DAVID J. MATLIN By: /s/ Robert H. Weiss, as attorney-in-fact for David J. Matlin Name: Robert H. Weiss Title: attorney-in-fact
MARK R. PATTERSON By: /s/ Robert H. Weiss, as attorney-in-fact for Mark R. Patterson Name: Robert H. Weiss Title: attorney-in-fact